UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2011

ECOTALITY, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3720
San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 992-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events

As previously disclosed, ECOtality, Inc. (the “Company”) is party to an Underwriting Agreement dated June 22, 2011 (the “Underwriting Agreement”) with Roth Capital Partners, LLC (“Roth”), as representative for the underwriters.  The Underwriting Agreement contains provisions that prevent the Company from selling, or taking other similar actions with respect to, its securities for 120 days following the date of the Underwriting Agreement, subject to certain extensions (the “Company Lock-Up”).  Roth also received Lock-Up Letters from certain directors and officers of the Company relating to the Company’s securities (the “Director and Officer Lock-Ups”).

Effective October 6, 2011, Roth, on behalf of itself and the underwriters, agreed to terminate the Director and Officer Lock-Ups and the Company Lock-Up.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Company)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	October 11, 2011
Jonathan R. Read

/s/ H. Ravi Brar	Chief Financial Officer	October 11, 2011
H. Ravi Brar